                                                                     EXHIBIT 5.1




November 22, 2000

Aurora Biosciences Corporation
11010 Torreyana Road
San Diego, CA  92121

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Aurora Biosciences Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of up to 4,354 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon the exercise of outstanding options granted to certain employees and consultants of Quorum Sciences, Inc., a Delaware corporation ("Quorum"). Such options were assumed by the Company in connection with the Agreement and Plan of Merger and Reorganization dated as of October 2, 2000 (the "Merger Agreement"), by and among the Company, Aurora Merger Sub, Inc., Quorum, and the stockholders of Quorum.

        In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the option agreements between Quorum and the employee or consultant, the Merger Agreement, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the assumed non-plan option agreements, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By:     /s/ Thomas A. Coll
   ----------------------------
        Thomas A. Coll